                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 27, 1997, included in the Proxy Statement/Prospectus of Access Health, Inc. and Notice and Consent Solicitation Statement of InterQual, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Access Health, Inc. for the registration of 4,540,000 shares of its common stock.

                                                               ERNST & YOUNG LLP


Sacramento, California
June 8, 1998